CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in post-effective amendment #14 to the Registration Statement on Form N-1A of the New Providence Investment Trust. Such reference is included in the Statement of Additional Information under "Independent Registered Public Accounting Firm".





                                               Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania
July 28, 2005